APA OPTICS, INC.

                1997 STOCK COMPENSATION PLAN

                      Table of Contents


ITEM           DESCRIPTION                              PAGE


SECTION 1      Purpose; Definitions                       1

SECTION 2      Administration                             3

SECTION 3      Stock Subject to Plan                      4

SECTION 4      Eligibility                                5

SECTION 5      Stock Options                              5

SECTION 6      Stock Appreciation Rights                  8

SECTION 7      Other Stock-Based Awards                  10

SECTION 8      Change in Control Provisions              11

SECTION 9      Amendments and Termination                13

SECTION 10     Unfunded Status of Plan                   14

SECTION 11     General Provisions                        14

SECTION 12     Effective Date of Plan                    16

SECTION 13     Term of Plan                              16

                      APA OPTICS, INC.

                1997 STOCK COMPENSATION PLAN


1.   Purpose; Definitions.

      The  purpose  of  the  APA Optics,  Inc.  1997  Stock
Compensation  Plan  (the "Plan") is to enable  APA  Optics,
Inc.  (the  "Company"), and its Parents, Subsidiaries,  and
Affiliates, to attract, retain, and reward employees and to
strengthen   the  mutuality  of  interests   between   such
employees and the Company's shareholders, by offering  such
employees   stock   options   and/or   other   equity-based
incentives.

      In addition to definitions that may be contained elsewhere in this Plan, for purposes of the Plan, the following terms shall be defined as set forth below:

           (a) "Affiliate" means any entity other than the Company and its Parents and Subsidiaries that is designated by the Board as a participating employer under the Plan, provided that the Company directly or indirectly owns at least 20% of the combined voting power of all classes of stock of such entity or at least 20% of the ownership interests in such entity.

          (b)  "Award" means any Option, Stock Appreciation
     Right, or Other Stock-Based Award, or any other right,
     interest,  or  option  relating  to  Stock  or   other
     securities of the Company granted pursuant to the provisions of this Plan.

            (c)    "Award  Agreement"  means  any   written
     agreement,  contract or other instrument  or  document
     evidencing   any  Award  granted  by   the   Committee
     hereunder and signed by both the Company and the Participant.

           (d) "Board" means the Board of Directors of the Company.

           (e)   "Code" means the Internal Revenue Code  of
     1986, as amended from time to time, and any successor thereto.

           (f)  "Committee" means the Committee referred to
     in Section 2 of the Plan.  If at any time no Committee
     shall  be  in  office,  then  the  functions  of   the
     Committee specified in the Plan shall be exercised  by
     the    Board.    Where   the   Board   has    retained
     administrative authority with respect to the Plan, references herein to the "Committee" shall refer to the Board.

            (g)   "Company"  means  APA  Optics,  Inc.,   a
     corporation organized under the laws of the State of Minnesota, or any successor corporation.

           (h) "Disability" means disability as determined under procedures established by the Committee for purposes of this Plan or, as applied to Incentive
     Stock Options, as defined in Section 22(e)(3) of the Code.

          (i)  "Exchange Act" means the Securities Exchange
     Act of 1934, as amended from time to time.

           (j)   "Fair Market Value" means as of any  given
     date, unless otherwise determined by the Committee  in
     good  faith,  the closing bid price of  the  Stock  as
     reported  on The Nasdaq Small-Cap Market  or,  if  the
     Stock is then traded on The Nasdaq National Market  or
     a   national  or  regional  securities  exchange,  the
     closing  price  of  the Stock on The  Nasdaq  National
     Market or such exchange.

           (k)   "Incentive Stock Option" means  any  Stock
     Option  intended to be and designated as an "Incentive
     Stock Option" within the meaning of Section 422 of the Code.

           (l)  "Nonqualified Stock Option" means any Stock
     Option that is not an Incentive Stock Option.

           (m) "Other Stock-Based Award" means an Award under Section 7 below that is valued in whole or in part by reference to, or is otherwise based on, Stock.

           (n) "Parent" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of granting of an Award, each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

           (o) "Participant" means any person who is selected by the Committee to receive an Award under the Plan.

           (p)   "Plan"  means this APA Optics,  Inc.  1997
     Stock Compensation Plan, as hereafter amended from time to time.

           (q) "Stock" means the Common Stock, $.01 par value per share, of the Company.

          (r) Stock Appreciation Right" or "SAR" means the right to receive a payment in cash or Stock as determined by the Committee.

           (s) "Stock Option" or "Option" means any option to purchase shares of Stock granted pursuant to
     Section 5 below.

           (t) "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of an Award, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

      In addition, the term "Change in Control" shall have the meaning set forth in Section 8(b) below.

2.   Administration.

      The Plan shall be administered by a Committee of  not
fewer than two members of the Board, who shall be appointed
by  the Board and serve at the pleasure of the Board.   The
functions of the Committee specified in the Plan  shall  be
exercised  by  the  Board, if and to  the  extent  that  no
Committee  exists that has the authority to  so  administer
the Plan, or to the extent that the Board retains authority
to  administer the Plan under specified circumstances.   As
to the selection of and grants of Awards to persons who are
not  subject  to Sections 16(a) and 16(b) of  the  Exchange
Act,  the  Committee  may  delegate  any  or  all  of   its
responsibilities    to    members    of    the    Company's
administration. The grants of Awards and determination of the terms thereof to persons who are subject to Sections
16(a) and 16(b) of the Exchange Act shall be made in a manner that satisfies the requirements of Rule 16b-3 under the Exchange Act, or any successor rule.

      The Committee shall have full power and authority, consistent with the provisions of the Plan and subject to such orders or resolutions not inconsistent with the provisions of the Plan as may be adopted by the Board:

           (a) to select the employees of the Company and any Parent, Subsidiary, or Affiliate to whom Awards may from time to time be granted hereunder;

           (b) to determine the type or types of Awards to be granted to employees hereunder;

           (c) to determine the number of shares of Stock to be covered by each Award granted hereunder:

           (d) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder;

           (e)   to determine whether, to what extent,  and
     under  what  circumstances an Award may be settled  in
     cash,   Stock   or  other  property  or  canceled   or
     suspended;

           (f)   to determine whether, to what extent,  and
     under   what  circumstances  cash,  Stock,  and  other
     property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the Participant;

          (g) to interpret and administer the Plan and any instrument or agreement entered into thereunder;

           (h) to establish such rules and regulations and appoint such agents as it shall deem appropriate for proper administration of the Plan; and

          (i) to make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan.

     Members of the Board and of the Committee acting under the Plan shall be fully protected in relying in good faith upon the advice of counsel and shall incur no liability except for gross negligence or willful misconduct in the performance of their duties.

      Decisions of the Committee shall be made in the Committee's sole discretion and shall be final, conclusive, and binding on all persons, including the Company, any Participant, any shareholder, and any employee of the Company or any Parent, Subsidiary, or Affiliate.

3.   Stock Subject to Plan.

      The  total  number  of shares of Stock  reserved  and
available for distribution under the Plan shall be  500,000
shares of Stock. Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares.

      Subject to the possible adjustments described in  the
last  paragraph  of  this Section 3, the  total  number  of
shares  of Stock reserved and authorized for issuance  upon
exercise  of Incentive Stock Options shall be 500,000.   To
the  extent  that  such shares are not used  for  Incentive
Stock Options, they shall be available for other Awards to be granted under the Plan.

      If any shares of Stock subject to an Award are not issued to a Participant because an Option or SAR is not exercised or an Award is otherwise forfeited or any such Award otherwise terminates without a payment being made to the Participant in the form of Stock, such shares shall again be available for distribution in connection with future Awards under the Plan.

       In   the   event   of  any  merger,  reorganization,
consolidation,  recapitalization,  Stock  dividend,   Stock
split, or other change in corporate structure affecting the
Stock, such substitution or adjustment shall be made in the
aggregate number of shares reserved for issuance under  the
Plan,  in the number and option price of shares subject  to
outstanding  Options granted under the  Plan,  and  in  the
number  of  shares  subject  to  other  outstanding  Awards
granted  under  the  Plan  as  may  be  determined  to   be
appropriate by the Board, in its sole discretion,  provided
that the number of shares subject to any Award shall always
be  a  whole number.  Any such adjusted option price  shall
also be used to determine the amount payable by the Company
upon   the   exercise  of  any  Stock  Appreciation   Right
associated with any Stock Option.

4.   Eligibility.

      Officers, management, or highly compensated employees
of the Company and any Subsidiary, Parent, or Affiliate who
are  employed  at  the  Company's Aberdeen,  South  Dakota,
facility are eligible to be granted Awards under the  Plan.
The  Committee  shall  have  the  exclusive  authority   to
determine   what  constitutes  management  or   a   "highly
compensated  employee" and in making such  a  determination
shall take into consideration guidelines established by the
Department  of  Labor  and  court  decisions  as  to   what
constitutes  a  "select  group  of  management  or   highly
compensated employees."

5.   Stock Options.

     Stock Options may be granted alone, in addition to, or
in  tandem  with other Awards granted under the Plan.   Any
Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve.

      Stock  Options granted under the Plan may be  of  two
types:   (i)  Incentive Stock Options and (ii) Nonqualified
Stock Options.  Options may be issued with or without Stock
Appreciation Rights.

     Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

           (a)   Exercise  Price.  Except  as  provided  in
     Section 5(i), the exercise price per share of Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant but shall be not less than 85% of the Fair Market Value of the Stock on the date of grant.

           (b)  Option Term.  Except as provided in Section
     5(i) hereof, the term of each Stock Option shall be fixed by the Committee.

           (c)   Exercisability.  Stock  Options  shall  be
     exercisable at such time or times and subject to  such
     terms  and  conditions as shall be determined  by  the
     Committee at or after grant; provided, however,  that,
     except as provided in Sections 5(f), (g), and (h)  and
     Section   8,  unless  otherwise  determined   by   the
     Committee at or after grant, no Stock Option shall  be
     exercisable prior to the first anniversary date of the
     granting of the Option.  If the Committee provides, in
     its   sole  discretion,  that  any  Stock  Option   is
     exercisable only in installments, the Committee may waive such installment exercise provisions at any time at or after grant in whole or in part, based on such factors as the Committee shall determine, in its sole discretion.

           (d)   Method  of Exercise.  Subject to  whatever
     installment  exercise provisions apply  under  Section
     5(c),   Stock Options may be exercised in whole or  in
     part at any time during the option period.

           Payment  of the exercise price may  be  made  by
     check, note (if approved by the Board), or such  other
     instrument or method as the Committee may accept.   If
     so provided in the related Award Agreement, payment in
     full  or in part may also be made by delivery of Stock
     owned by the optionee for at least six months prior to
     the  exercise of the Option (based on the Fair  Market
     Value  of  the  Stock  on  the  date  the  Option   is
     exercised,  as determined by the Committee).   Payment
     of the exercise price may be made through exercise of either Tandem SARs or Freestanding SARs held by the optionee.

           No shares of Stock shall be issued until full payment therefor has been made. An optionee shall generally have the rights to dividends or other rights of a shareholder with respect to shares subject to the Option after the optionee has given written notice of exercise, has paid in full for such Stock, and, if requested, has given the representation described in
     Section 11(a).

           (e)  Nontransferability of Options.  Subject  to
     Section 5(i) hereof, unless otherwise provided in the related Award Agreement, no Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income
     Security Act, or the rules and regulations thereunder, and all Stock Options shall be exercisable during the optionee's lifetime only by the optionee.

           (f)   Termination by Death.  Subject to  Section
     5(i),  if  an optionee's employment by the Company  or
     any  Subsidiary,  Parent, or Affiliate  terminates  by
     reason  of  death,  any  Stock  Option  held  by  such
     optionee  may thereafter be exercised, to  the  extent
     such Option was exercisable at the time of death or on
     such  accelerated basis as the Committee may determine
     at  or  after  grant  (or  as  may  be  determined  in
     accordance   with   procedures  established   by   the
     Committee),  by  the  legal  representative   of   the
     optionee's  estate or by any person who  acquired  the
     Option   by   will   or  the  laws  of   descent   and
     distribution, for a period of one year (or such other period as the Committee may specify at grant) from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

            (g)    Termination  by  Reason  of  Disability.
     Subject  to  Section 5(i), if an optionee's employment
     by the Company or any Subsidiary, Parent, or Affiliate
     terminates  by reason of Disability, any Stock  Option
     held  by such optionee may thereafter be exercised  by
     the  optionee, to the extent it was exercisable at the
     time  of  termination or on such accelerated basis  as
     the  Committee may determine at or after grant (or  as
     may   be  determined  in  accordance  with  procedures
     established by the Committee), until the expiration of the stated term of such Stock Option (unless otherwise specified by the Committee at the time of grant);
     provided, however, that, if the optionee dies prior to such expiration (or within such other period as the Committee shall specify at grant), any unexercised
     Stock Option held by such optionee shall thereafter be exercisable to the extent to which it was exercisable at the time of death for a period of one year from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

          (h)  Other Termination.  Subject to Section 5(i),
     unless  otherwise  determined  by  the  Committee  (or
     pursuant  to procedures established by the  Committee)
     at  or after grant, if an optionee's employment by the
     Company   or  any  Subsidiary,  Parent,  or  Affiliate
     terminates  for  any  reason  other  than   death   or
     Disability, the Stock Option shall be exercisable, to the extent otherwise then exercisable, for the lesser of three months from the date of termination of employment or the balance of such Stock Option's term.

           (i)   Incentive Stock Options.  Anything in  the
     Plan  to the contrary notwithstanding, no term of this
     Plan  relating  to  Incentive Stock Options  shall  be
     interpreted,  amended,  or  altered,  nor  shall   any
     discretion or authority granted under the Plan be exercised, so as to disqualify the Plan under Section
     422 of the Code or, without the consent of the optionee(s) affected, to disqualify any Incentive
     Stock Option under such Section 422.

           To  the  extent  required for  "incentive  stock
     option"  status under Section 422 of the Code  (taking
     into   account  applicable  Internal  Revenue  Service
     regulations and pronouncements and court decisions), the Plan shall be deemed to provide:

                 (i)  that Incentive Stock Options  may  be
          granted only to employees of the Company or any Parent or Subsidiary of the Company;

                 (ii)      that the exercise price  of  any
          Incentive Stock Option shall not be less than 100% of the Fair Market Value of the Stock as of the date of grant (110% for an optionee who owns stock possessing more than 10% of the voting power of all classes of stock of the Company or of a Parent or Subsidiary);

                 (iii)    that the maximum term of exercise
          for any Incentive Stock Option shall not exceed ten years (five years in the case of an optionee who owns stock possessing more than 10% of the voting power of all classes of stock of the Company or of a Parent or Subsidiary); and

                (iv)     that Incentive Stock Options shall
          not  be  transferable by the  optionee  otherwise
          than   by  will  or  the  laws  of  descent   and
          distribution and shall be exercisable, during the optionee's lifetime, only by the optionee.

           To the extent permitted under Section 422 of the Code or applicable regulations thereunder or any applicable Internal Revenue Service pronouncements:

                  (i)  if  a  Participant's  employment  is
          terminated by reason of death or Disability and the portion of any Incentive Stock Option that becomes exercisable during the post-termination period specified in Section 5(f) or (g) hereof exceeds the $100,000 limitation contained in
          Section 422(d) of the Code, such excess shall be treated as a Nonqualified Stock Option; and

                 (ii)      if  the exercise of an Incentive
          Stock Option is accelerated by reason of a Change in Control, any portion of such Option that exceeds the $100,000 limitation contained in
          Section 422(d) of the Code shall be treated as a Nonqualified Stock Option.

           (j) No Tandem Options. Options consisting of both an Incentive Stock Option and a Nonqualified
     Stock Option shall not be granted under the Plan.

6.   Stock Appreciation Rights.

           (a)   Grant  and  Exercise.  Stock  Appreciation
     Rights  may  be  granted either  alone  ("Freestanding
     SAR") or in addition to other Awards granted under the Plan and may, but need not, relate to all or part of any Stock Option granted under the Plan ("Tandem
     SAR"). In the case of a Nonqualified Stock Option, a Tandem SAR may be granted either at or after the time of the grant of such Stock Option. In the case of an Incentive Stock Option, a Tandem SAR may be granted only at the time of the grant of such Stock Option.

           A  Tandem  SAR shall terminate and no longer  be
     exercisable  upon the termination or exercise  of  the
     related  Stock  Option, subject to such provisions  as
     the  Committee may specify at grant where a Tandem SAR
     is  granted with respect to less than the full  number
     of  shares  covered by a related Stock Option.   Stock
     Options relating to exercised Tandem SARs shall no longer be exercisable to the extent that the related
     Tandem SARs have been exercised.

           A  Stock  Appreciation Right may  be  exercised,
     subject  to  Section  6(b),  in  accordance  with  the
     procedures  established  by  the  Committee  for  such
     purpose  and  as  set  forth  in  the  related   Award
     Agreement. Upon such exercise, the optionee shall be entitled to receive an amount determined in the manner prescribed in Section 6(b).

           (b)   Terms  and Conditions.  Stock Appreciation
     Rights  shall be subject to such terms and conditions,
     not  inconsistent with the provisions of the Plan,  as
     shall   be  determined  from  time  to  time  by   the
     Committee, including the following:

                 (i)  The  exercise price of a  Tandem  SAR
          shall  be  the  exercise  price  of  the  related
          Option.  The exercise price of a Freestanding SAR
          shall  be  not less than 100% of the Fair  Market
          Value  of the Stock on the date of grant  of  the
          Freestanding SAR.  Notwithstanding the foregoing,
          the   Committee   may  unilaterally   limit   the
          appreciation in value of Stock attributable to an SAR at any time prior to its exercise.

                (ii)     Stock Appreciation Rights shall be
          exercisable only at such time or times and to the extent provided in the related Award Agreement;
          provided, however, that the exercise provisions of an SAR granted in tandem with an Incentive
          Stock  Option  shall be the same as  the  related
          Option.

                 (iii)     Upon  the exercise  of  a  Stock
          Appreciation Right, the holder shall be  entitled
          to  receive an amount in cash or shares of  Stock
          equal  in value to the excess of the Fair  Market
          Value  of  one  share of Stock  on  the  date  of
          exercise,  or  such other date as  the  Committee
          shall  specify in the Award Agreement,  over  the
          exercise price per share specified in the related
          Award  Agreement  multiplied  by  the  number  of
          shares in respect of which the Stock Appreciation
          Right   shall  have  been  exercised,  with   the
          Committee having the right to determine the  form
          of payment.  When payment is to be made in Stock,
          the  number  of  shares  to  be  paid  shall   be
          calculated on the basis of the Fair Market Value of the Stock on the date of exercise.

                 (iv)     Unless otherwise provided in  the
          related   Award  Agreement,  Stock   Appreciation
          Rights shall not be transferable except under the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement
          Income Security Act, or the rules thereunder, and shall be exercisable during the lifetime of the Participant only by the Participant.

                  (v)   Upon  the  exercise  of   a   Stock
          Appreciation Right, any related Stock Option or part thereof to which such Stock Appreciation
          Right is related shall be deemed to have been exercised for the purpose of the limitation set forth in Section 3 of the Plan on the number of shares of Stock to be issued under the Plan.

7.   Other Stock-Based Awards.

           (a)   Administration.  Other Awards of Stock  or
     that  are valued in whole or in part by reference  to,
     or  are  otherwise based on, Stock ("Other Stock-Based
     Awards"),  including, without limitation,  performance
     shares,   convertible  preferred  stock,   convertible
     debentures, or exchangeable securities, may be granted either alone or in addition to or in tandem with Stock
     Options or Stock Appreciation Rights granted under the Plan.

           Subject  to  the  provisions of  the  Plan,  the
     Committee  shall  have  authority  to  determine   the
     persons to whom and the time or times at which such Awards shall be made, the number of shares of Stock to be awarded pursuant to such Awards, and all other conditions of the Awards. The Committee may also provide for the grant of Stock upon the completion of a specified performance period.

           The provisions of Other Stock-Based Awards need not be the same with respect to each recipient.

           (b)   Terms  and  Conditions.  Unless  otherwise
     provided in the related Award Agreement, Stock subject
     to  Awards made under this Section 7 may not be  sold,
     assigned,    transferred,   pledged,   or    otherwise
     encumbered prior to the date on which the Stock is issued or, if later, the date on which any applicable restriction, performance, or deferral period lapses.

           The  Participant shall be entitled  to  receive,
     currently   or  on  a  deferred  basis,  interest   or
     dividends  or  interest or dividend  equivalents  with
     respect  to  the  Stock  covered  by  the  Award,   as
     determined at the time of the Award by the Committee, in its sole discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Stock or otherwise reinvested.

           Any  Award under Section 7 and any Stock covered
     by  any  such Award shall vest or be forfeited to  the
     extent   so  provided  in  the  Award  Agreement,   as
     determined by the Committee, in its sole discretion.

           In  the  event of the Participant's  retirement,
     Disability,   or  death,  or  in  cases   of   special
     circumstances,  the  Committee  may,   in   its   sole
     discretion, waive in whole or in part any or all of the remaining limitations imposed with respect to any or all of an Award under this Section 7.

            Each Award under this Section 7 shall be confirmed by, and subject to the terms of, an Award
     Agreement or other instrument entered into by the Company and the Participant.

           Stock  (including  securities  convertible  into
     Stock)  issued on a bonus basis under this  Section  7
     may be issued for no cash consideration. The purchase price of any Stock (including securities convertible into Stock) subject to a purchase right awarded under this Section 7 shall be at least 85% of the Fair
     Market Value of the Stock on the date of grant.

8.   Change in Control Provisions.

           (a) Impact of Event. In the event of a "Change in Control" as defined in Section 8(b), any Award granted under this Plan shall become fully exercisable and vested.

           (b)   Definition  of "Change in  Control."   For
     purposes of Section 8(a), a "Change in Control" means the happening of any of the following:

                     (i) A majority of the directors of the
          Company shall be persons other than persons

                                (A)    For  whose  election
               proxies shall have been solicited by the Board, or

                               (B)  Who are then serving as
               directors appointed by the Board to fill vacancies on the Board caused by death or resignation (but not by removal) or to fill newly-created directorships,

                       (ii)       30%   or  more   of   the
          outstanding  voting  stock  of  the  Company   is
          acquired  or  beneficially owned (as  defined  in
          Rule   13d-3  under  the  Exchange  Act  or   any
          successor rule thereto) by any person (other than
          the  Company  or a subsidiary of the Company)  or
          group  of  persons acting in concert (other  than
          the  acquisition and beneficial  ownership  by  a
          parent    corporation   or    its    wholly-owned
          subsidiaries, as long as they remain wholly-owned subsidiaries, of 100% of the outstanding voting stock of the Company as a result of a merger which complies with paragraph (iii)(A)(2) hereof in all respects), or

                       (iii)     The  shareholders  of  the
          Company approve a definitive agreement or plan to

                              (A)  Merge or consolidate the
               Company with or into another corporation other than

                                     (1)    a   merger   or
                    consolidation with a subsidiary of  the
                    Company or

                                   (2)  a merger in which

                                                   (a)  the
                         Company     is    the    surviving
                         corporation,

                                                   (b)   no
                         outstanding  voting stock  of  the
                         Company   (other  than  fractional
                         shares)   held   by   shareholders
                         immediately prior to the merger is
                         converted  into cash,  securities,
                         or   other  property  (except  (i)
                         voting    stock   of   a    parent
                         corporation  owning  directly,  or
                         indirectly  through  wholly  owned
                         subsidiaries,  both   beneficially
                         and  of  record 100% of the voting
                         stock  of  the Company immediately
                         after  the  merger and  (ii)  cash
                         upon  the  exercise by holders  of
                         voting  stock  of the  Company  of
                         statutory dissenters' rights),

                                                   (c)  the
                         persons  who  were the  beneficial
                         owners,   respectively,   of   the
                         outstanding   common   stock   and
                         outstanding  voting stock  of  the
                         Company immediately prior to  such
                         merger  beneficially own, directly
                         or  indirectly, immediately  after
                         the  merger,  more  than  70%  of,
                         respectively, the then outstanding
                         common   stock   and   the    then
                         outstanding  voting stock  of  the
                         surviving   corporation   or   its
                         parent corporation, and

                                                   (d)   if
                         voting   stock   of   the   parent
                         corporation   is   exchanged   for
                         voting stock of the Company in the
                         merger,  all holders of any  class
                         or  series of voting stock of  the
                         Company immediately prior  to  the
                         merger  have the right to  receive
                         substantially the same  per  share
                         consideration  in   exchange   for
                         their  voting stock of the Company
                         as all other holders of such class
                         or series,

                      (B) exchange, pursuant to a statutory
               exchange of shares of voting stock of the Company held by shareholders of the Company immediately prior to the exchange, shares of one or more classes or series of voting stock of the Company for cash, securities, or other property,

                      (C) sell or otherwise dispose of  all
               or substantially all of the assets of the Company (in one transaction or a series of transactions), or

                     (D) liquidate or dissolve the Company.

9.   Amendments and Termination.

      The Board may amend, alter, discontinue, or terminate the Plan, or any portion thereof, but no amendment, alteration, or discontinuation shall be made which would impair the vested rights of a Participant under any Award theretofore granted without the Participant's consent or which, without the approval of the Company's shareholders, would:

           (a) except as expressly provided in this Plan, increase the total number of shares reserved for the purpose of the Plan;

          (b)  authorize an increase in the total number of
     shares   reserved  for  issuance  upon   exercise   of
     Incentive Stock Options;

           (c)   decrease the option price of any Incentive
     Stock  Option  to  less than 100% of the  Fair  Market
     Value on the date of grant;

           (d) permit the issuance of Stock prior to payment in full therefor;

           (e) change the employees or class of employees eligible to participate in the Plan; or

           (f)   extend  the  maximum option  period  under
     Section 5(i) of the Plan.

      The  Committee  may  amend the  terms  of  any  Award
theretofore  granted, prospectively or retroactively,  but,
subject to Section 3 above, no such amendment shall  impair
the  vested  rights  of  any holder  without  the  holder's
consent.   The  Committee  may also  substitute  new  Stock
Options for previously granted Stock Options (on a one-for-one or other basis), including previously granted Stock
Options having higher option exercise prices.

      Subject to the above provisions, the Board shall have
broad  authority  to amend the Plan to  take  into  account
changes   in  applicable  securities  and  tax   laws   and
accounting rules, as well as other developments.

10.  Unfunded Status of Plan.

      The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or payments in lieu of or with respect to Awards hereunder; provided, however, that, unless the Committee otherwise determines with the consent of the affected Participant, the existence of such trusts or other arrangements is consistent with the "unfunded" status of the Plan.

11.  General Provisions.

           (a)   The  Committee  may  require  each  person
     purchasing  shares  pursuant  to  a  Stock  Option  or
     receiving shares pursuant to any other Award under the
     Plan  to  represent to and agree with the  Company  in
     writing  that the Participant is acquiring the  shares
     without   a   view  to  distribution   thereof.    The
     certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

           All certificates for shares of Stock or other securities delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any over-the-counter market on which the Stock is quoted, any stock exchange upon which the Stock is then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

           (b) The Committee may at any time offer to buy out for a payment in cash or Stock an Award previously granted, based on such terms and conditions as the Committee shall establish and communicate to the Participant at the time that such offer is made.

          (c)  Nothing contained in this Plan shall prevent
     the   Board   from   adopting  other   or   additional
     compensation  arrangements,  subject  to   shareholder
     approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

           (d) Neither the adoption of this Plan nor the grant of any Award hereunder shall confer upon any employee of the Company or any Subsidiary, Parent, or Affiliate any right to continued employment with the Company or a Subsidiary, Parent, or Affiliate, as the case may be, or interfere in any way with the right of the Company or a Subsidiary, Parent, or Affiliate to terminate the employment of any of its employees at any time.

          (e)  No later than the date as of which an amount
     first  becomes includable in the gross income  of  the
     Participant  for  federal  income  tax  purposes  with
     respect  to  any Award under the Plan, the Participant
     shall   pay  to  the  Company,  or  make  arrangements
     satisfactory  to the Committee regarding  the  payment
     of,  any  federal, state, or local taxes of  any  kind
     required  by law to be withheld with respect  to  such
     amount.  The obligations of the Company under the Plan
     shall  be conditional on such payment or arrangements,
     and  the  Company  and  any  Subsidiary,  Parent,   or
     Affiliate shall, to the extent permitted by law,  have
     the right to deduct any such taxes from any payment of
     any  kind  otherwise  due to the Participant.   If  so
     provided in the related Award Agreement, a Participant may authorize the withholding of shares of Stock otherwise deliverable upon exercise of an Option or the grant or vesting of an Award to satisfy any tax obligations arising from such exercise, grant, or vesting.

            (f)   The  actual  or  deemed  reinvestment  of
     dividends or dividend equivalents in additional  Stock
     at  the  time  of any dividend payment shall  only  be
     permissible   if  sufficient  shares  of   Stock   are
     available   under  Section  3  for  such  reinvestment
     (taking into account then outstanding Stock Options and other Plan Awards).

          (g) To the extent that federal laws (such as the Code, the Exchange Act, or the Employee Retirement
     Income Security Act of 1974) do not otherwise control, this Plan and all Awards made and actions taken hereunder shall be governed by and construed in accordance with the laws of the State of Minnesota.

           (h)   Unless  otherwise provided in the  related
     Award  Agreement, no rights granted hereunder  may  be
     assigned,   transferred,  pledged,   or   hypothecated
     (whether  by  operation of law  or  otherwise)  or  be
     subject  to execution, attachment, or similar process,
     and   any   attempted  assignment,  transfer,  pledge,
     hypothecation,  or  other  disposition  or   levy   of
     attachment or similar process upon any such right will be null and void and without effect.

           (i)   If any term, provision, or portion of this
     Plan  or  any Award granted hereunder shall be  deemed
     unenforceable or in violation of applicable law,  such
     term,  provision, or portion of the Plan or the  Award
     shall  be  deemed  severable  from  all  other  terms,
     provisions, or portions of this Plan or the  Award  or
     any   other  Awards  granted  hereunder,  which  shall
     otherwise continue in full force and effect.

12.  Effective Date of Plan.

      The  Plan  shall  be effective as  of  March  4,1997,
subject  to the approval of the Plan by a majority  of  the
votes cast by the holders of the Company's Common Stock  at
the annual shareholders' meeting next following adoption of
the  Plan.   Any grants made under the Plan prior  to  such
approval shall be effective when made (unless otherwise specified by the Committee at the time of grant), but shall be conditioned on, and subject to, such approval of the Plan by such shareholders.

13.  Term of Plan.

     No Incentive Stock Option shall be granted pursuant to the Plan on or after the tenth anniversary of the date of adoption of the Plan, but Incentive Stock Options granted prior to such tenth anniversary may extend beyond that date. All other Awards may be granted at any time and for any period unless otherwise provided by the Plan.


          _________________________________________


      Approved and adopted by the Board of Directors of APA
Optics, Inc. as of March 4, 1997, and approved by the shareholders on ________________.